UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 14, 2021

Blue Biofuels, Inc.

(Exact name of registrant)

Nevada	000-54942	45-4944960
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3710 Buckeye Street, Suite 120

West Palm Beach, FL 33410

(Address of principal executive offices and zip code)

(888) 607-3555

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of class	Trading Symbol	Name of each exchange on which registered
Common Stock	BIOF	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12 b-2 of the Series Exchange act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

SECTION 8 – OTHER EVENTS

Item 8.01 Appointment of Engineering Director

Blue Biofuels, Inc. (the “Company”) has appointed Kevin Hissem as Engineering Director to lead the further development and commercialization of our patented CTS technology system.

Mr. Hissem has expertise in engineering, designing, manufacturing, and automating specialty machinery and production processes. Previously, he was the President of Specialty Fabrication (2017-2021), the largest fabrication and machining facility in the Southeastern United States that specializes in large weldments and high tolerance machining primarily for power generation, aerospace, nuclear, Department Of Energy, and Department Of Defense. He has previously worked with his employer’s customers that have included Siemens, Mitsubishi, Westinghouse, SpaceX and Blue Origin. Prior to that he spent his career in fabrication and manufacturing at various firms from 1977 – 2017, including Advanced Industrial Services, LLC (Co-Owner), SMCI (President), Universal Engineering & Construction LLC (Owner), DCR Engineering Services, Inc. (Fabricated Systems Specialist), and FMC Corporation.

Mr. Hissem personally holds two patents for the disposal of and recovery of Expanded Polystyrene, and one for Application and Packaging of Transdermal Medication.

Mr. Hissem has a Bachelor of Science in Mechanical Engineering from the University of Florida (1981), and he holds the following certificates and licenses:

Proficient in all aspects of ASME Sec. VIII, & Sec. III, AWS, CWI QC1-96, ANSI, D1.1, D1.2 & D1.6, B31.1, B31.3 and ASNT code requirements;

Nuclear NQA-1, 10CFR -21 & 10CFR-50;

ISO 9001; 2018

Certified Building Contractor #CBC1253106;

AWS Certified Weld Inspector # 08111301.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANCE BIOENERGY PLUS, INC.

By:	/s/ Benjamin Slager
Name:	Benjamin Slager
Title:	Chief Executive Officer

Dated: December 14, 2021